UNITED STATES
Securities and Exchange Commission

Washington, D. C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 4, 2022

CADIZ INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-12114	77-0313235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 S. Hope Street, Suite 2850 Los Angeles, California	90071
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (231) 271-1600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CDZI	The NASDAQ Global Market
Depositary Shares (each representing a 1/1000th fractional interest in share of 8.875% Series A Cumulative Perpetual Preferred Stock, par value $0.01 per share)	CDZIP	The NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) and (c)          On February 4, 2022 (the “Effective Date”), Ms. Susan P. Kennedy accepted the appointment by the Cadiz Inc. Board of Directors to serve as Chair of the Board.  Ms. Kennedy is replacing Mr. Keith Brackpool, who served as Chair for 21 years.  Mr. Brackpool will remain on the Board in a non-executive role.

Ms. Kennedy, age 60, was appointed to the Board in March 2021.    Ms. Kennedy has more than 30 years experience in California government and politics, having served as chief of staff to Governor Arnold Schwarzenegger (2006-2011), Cabinet Secretary to Governor Gray Davis (1999-2003) and Communications Director for U.S. Senator Dianne Feinstein in Washington, D.C. (1994-1998).   Kennedy also served on several California regulatory boards overseeing investor-owned energy, water and telecommunications industries, health insurance and water projects, including the California Public Utilities Commission (2003-2005) and the California Bay-Delta Authority (2003-2006), the statewide body responsible for overseeing the restoration of the San Francisco Bay Delta ecosystem. In the governor’s office, Kennedy was charged with complex deals and groundbreaking policies including AB 32, California’s internationally-recognized climate change law, the Low Carbon Fuel Standard and implementation of the California Bay-Delta Accord. After leaving the Governor’s office in 2011 she founded energy storage start-up Advanced Microgrid Solutions, acquired by Fluence (FLNC NASDAQ) in 2020.  Ms. Kennedy holds a B.A. in Management from Saint Mary’s College of California.

For her services as Chair of the Board, an executive officer role, Ms. Kennedy will receive base compensation of $300,000 and will be entitled to performance-based bonus awards.

As of the Effective Date, Mr. Brackpool’s existing employment arrangement with the Company was amended to reflect the modification of his duties. Also upon the Effective Date, Mr. Brackpool’s heretofore unvested restricted stock units were accelerated and became fully vested.

Item 8.01     Other Events

On February 8, 2022, the Company issued a press release regarding the appointments of Ms. Kennedy and the new role for Mr. Brackpool.  A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

    10.1     Employment Agreement between Cadiz Inc. and Susan P. Kennedy dated as of February 4, 2022

    10.2     Letter from Cadiz Inc. to Keith Brackpool dated as of February 4, 2022

    99.1     Press Release dated February 8, 2022

104       Cover Page Interactive Data File (embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CADIZ INC.

By:	/s/ Stanley E. Speer
Stanley E. Speer
Chief Financial Officer

Date:  February 8, 2022